Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

RCS Capital Corporation
New York, New York

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement of our report dated February 27, 2014, relating to the consolidated financial statements of First Allied Holdings Inc., which are contained in that proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

BDO USA, LLP
Richmond, Virginia

May 12, 2014